EXHIBIT 23.1

CONSENT OF COUNSEL

We hereby consent to the reference to us in the Prospectus constituting part of this Pre-Effective Amendment No. 1 to Registration Statement (No. 333-155800) on Form S-1, under the captions “Federal Income Tax Consequences,” “Legal Matters” and “Experts.”

New York, New York

April 22, 2009

/s/ Arnold & Porter LLP
Arnold & Porter LLP